EXHIBIT 1.1

EXECUTION COPY

3,500,000 Shares

CELADON GROUP, INC.

UNDERWRITING AGREEMENT

Common Stock

St. Petersburg, Florida
May 27, 2015

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716

Ladies and Gentlemen:

           Celadon Group, Inc., a Delaware corporation  (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Raymond James & Associates, Inc. (the “Underwriter”) shares of the Company’s common stock, par value $0.033 per share (the “Common Stock”). The aggregate of 3,500,000 shares to be purchased from the Company are called the “Firm Shares.”  In addition, the Company has agreed to sell to the Underwriter, upon the terms and conditions stated herein, up to an additional 525,000 shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriter, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.”

The Company wishes to confirm as follows its agreement with you in connection with the purchase of the Shares from the Company.

1.        Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-203140), which contains a base prospectus (the “Base Prospectus”), relating to, among other things, the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Act for purposes of Section 11 of the Act, as such section applies to the Underwriter (the “Effective Time”), including any required information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Prospectus” shall mean the prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Act after the date and time that this Agreement is executed and delivered by the parties hereto.  If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-3 (File No. 333-203140) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act.  For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and  “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. “Time of Sale Information” shall mean the Preliminary Prospectus together with the information and the Issuer Free Writing Prospectuses, if any, each identified in Schedule I hereto, except for statements which do not constitute part of the Time of Sale Information pursuant to Rule 412 of the Act after substituting therefor any statements modifying or superseding such excluded statements. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3.  As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

2.           Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, the Company agrees to issue and sell the Firm Shares to the Underwriter. Upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase the Firm Shares from the Company at a purchase price of $22.5823 per Share (the “purchase price per Share”). The Underwriter may offer the shares in transactions on the New York Stock Exchange (the “NYSE”), in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

The Company hereby also agrees to sell to the Underwriter, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter shall have the right for 30 days from the date of the Prospectus to purchase from the Company, the Additional Shares at the purchase price per Share. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Prospectus, but no more than once.

3.           Terms of Public Offering.  The Company has been advised by you that the Underwriter proposes to make a public offering of the Firm Shares as soon as this Agreement has become effective as in your judgment is advisable, and initially to offer the Shares upon the terms set forth in the Time of Sale Information.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered electronic copies of the Prospectus to the Underwriter.

The Underwriter, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule I hereto.

4.           Delivery of the Shares and Payment Therefor.  Delivery to the Underwriter of the Firm Shares and payment therefor shall be made at the offices of the Underwriter, 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on June 2, 2015, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Underwriter and the Company.  The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

Delivery to the Underwriter of and payment for any Additional Shares to be purchased by the Underwriter shall be made at the offices of the Underwriter, 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Underwriter to the Company, of the Underwriter’s determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriter is exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered.  The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between the Underwriter and the Company.

The Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to the Underwriter on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the account(s) specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Delivery of the Shares shall be made through the facilities of The Depositary Trust Company unless the Underwriter shall otherwise instruct.

5.   Covenants and Agreements of the Company.

The Company covenants and agrees with the Underwriter as follows:

(a)            The Company will use its reasonable best efforts to cause any amendments to the Registration Statement to become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) of the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(h) hereof, of any change in the Company’s condition (financial or other), business, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriter with copies of the form of Prospectus, in such number as the Underwriter may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof.

(b)            Upon request, the Company will furnish to you, without charge, two signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c)           The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter be required by the Act or requested by the Commission.

(d)            The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for the Underwriter, and obtain your consent prior to filing any of those with the Commission, which consent will not be unreasonably withheld or delayed.

(e)           The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without your prior written consent.

(f)           The Company will retain, in accordance with the Act, all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as it may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)           Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, electronic copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h)           As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriter, a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to the Underwriter and each dealer, without charge, as many electronic copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as it may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its reasonable best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to the Underwriter who has previously requested Prospectuses, without charge, a reasonable number of electronic copies thereof.

(i)          During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(j)           The Company will cooperate with you and counsel for the Underwriter in connection with the registration or qualification of the Shares for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.  The Company will use its reasonable best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for so long as required for the distribution of the Shares, but in no event beyond one year after the date hereof.

(k)           The Company will make generally available to its security holders a consolidated earning statement (in form complying with the provisions of Rule 158 under the Act), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earning statement shall satisfy the provisions of Section 11(a) of the Act.

(l)           If this Agreement shall be terminated by the Underwriter because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriter) reasonably incurred by you in connection herewith.

(m)         The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(n)          For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), the Company agrees not to, directly or indirectly, without the prior written consent of the Underwriter, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be reasonably expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration under the Securities Act for the offer and sale by the Company of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing.  The restrictions contained in the preceding sentence shall not apply to any one or more of the following: (A) the Shares to be sold hereunder and any post-effective amendments to the Registration Statement filed consistent with the terms of this Agreement, (B) the issuance of shares of Common Stock, restricted stock units, options to purchase Common Stock or units pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans in effect on the date of this Agreement or pursuant to currently outstanding restricted stock units, options, warrants or rights, (C) the conversion, exercise, or exchange of options, warrants or other securities of the Company convertible into, exercisable for, or exchangeable for Common Stock of the Company outstanding as of the date of this Agreement or issued pursuant to a duly adopted rights plan, (D) the filing of a registration statement on Form S-4 or issuance of shares of Common Stock in respect of any acquisition or merger transactions so long as the aggregate number of shares to be issued in such transactions during the Lock-Up Period does not exceed ten percent (10%) of the Company's then outstanding Common Stock.

The Company agrees to cause each executive officer and director of the Company set forth on Schedule II hereto to furnish to the Underwriter, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(o)           The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(p)           The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(q)           The Company will use its best efforts to effect and maintain the listing of the Shares on the NYSE or any successor or alternative globally recognized securities exchange so long as the Company continues to meet the requirements thereof.

6.           Representations and Warranties of the Company.

The Company hereby represents and warrants to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)           The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of the Shares contemplated hereby.  The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Common Stock, is not on the date hereof an “ineligible issuer” (as defined in Rule 405 under the Act).

(b)           The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects, when filed with the Commission, to the requirements of the Act.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects, when filed with the Commission pursuant to Rule 424(b) under the Act, to the requirements of the Act.

(c)           The Registration Statement does not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(d)           The Incorporated Documents, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of  a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)           The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(f)           The Time of Sale Information does not as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein. For purposes of this Agreement, the “Applicable Time” is 4:15 p.m. (New York City time) on the date of this Agreement.

(g)           Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(h)           Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act.   The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.  The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.  The Company has taken all actions necessary so that any “bona fide electronic road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed with the Commission pursuant to Rule 433 under the Act.

(i)           The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein (taking into consideration exercises, issuances and forfeitures of equity compensation under equity plans disclosed therein). All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock; the Shares to be issued and sold to the Underwriter by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriter against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus.

(j)           Each of the Company and its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be in good standing or so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or business prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k)           The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except such security interests, liens, encumbrances, equities or claims arising under agreements disclosed in the Time of Sale Information. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Schedule III hereto. Each of the Company’s subsidiaries that is a “significant subsidiary” as is defined in Rule 1-02 of Regulation S-X of the Commission (as “Significant Subsidiary”) is identified as a Significant Subsidiary in Schedule III hereto. As used in this Agreement, subsidiaries shall mean majority or wholly owned direct and indirect subsidiaries of the Company.

(l)           There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required in all material respects. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which would reasonably be expected to, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act in all material respects. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, and to the best knowledge of the Company constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(m)           Neither the Company nor any of its subsidiaries is (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such Existing Instruments or that, with notice or lapse of time or both, would constitute such an event of default except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(n)           This Agreement has been duly and validly executed and delivered by the Company, and the Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(o)           None of the offering, issuance or sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the NYSE, the registration of the Common Stock under the Exchange Act and the rules and regulations of the Commission thereunder and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for clearance by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms of the offering contemplated hereby if and as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s certificate of incorporation or the Company’s bylaws or any agreement, indenture, mortgage, deed of trust, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to each of the foregoing clauses (i) through (iv), for such conflicts, violations, breaches, defaults, liens, charges or encumbrances that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time (or both) would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)           Except as described in the Time of Sale Information and the Prospectus, and except for stock grants and options to purchase capital stock issued pursuant to the Company’s stock option or other equity incentive plans described therein, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company or other person has rights to the registration of any securities of the Company, other than as described in the Time of Sale Information and the Prospectus, as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(q)           KPMG LLP, the certified public accountants who have certified certain financial statements (including the related notes thereto and supporting schedules) of the Company and its consolidated subsidiaries incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus, were as of the date of such certifications independent public accountants as required by the Act and the Exchange Act.

(r)           BKD, LLP, the certified public accountants who have certified certain financial statements (including the related notes thereto and supporting schedules) of the Company and its consolidated subsidiaries incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus, are independent public accountants as required by the Act and the Exchange Act.

(s)           The financial statements, together with related schedules and notes, included in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.  Except as disclosed in the Registration Statement, no other financial statements or schedules are required to be included in the Registration Statement.

(t)           Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations not in the ordinary course of business, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any change (actual or, to the knowledge of the Company, pending) that would reasonably be expected to constitute a Material Adverse Effect or any development involving, or that would reasonably be expected to result in, a Material Adverse Effect, in each case with respect to this clause (v), whether or not arising in the ordinary course of business.

(u)           All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(v)           Upon consummation of the offering contemplated hereby, the Company will be in compliance with the designation and maintenance criteria applicable to NYSE issuers.

(w)           Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(x)           The Company and each of its subsidiaries have filed all tax returns required to be filed (other than tax returns, as to which the failure to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect), which returns are complete and correct, in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto, except (i) for any such tax that is currently being contested in good faith by appropriate proceedings and for which the Company and its subsidiaries retain adequate reserves in accordance with GAAP and (ii) where such default or failure to pay or settle would not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably would be expected to result in a proposed deficiency for any other period not so audited which would give rise to a Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. Any stock transfer and other taxes that are required to be paid by the Company in connection with the sale of the Shares to be sold by the Company to the Underwriter will be paid by the Company no later than as required by law and the Company will comply with all laws imposing such taxes.

(y)           Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(z)           The Company is not and, after giving effect to the offer and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, Time of Sale Information and Prospectus, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(aa)           Each of the Company and its subsidiaries has good and valid title to all of its property (real and personal) material to the business of the Company and its subsidiaries, taken as a whole, or described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information and the Prospectus, (ii) such as would not reasonably be expected to materially interfere with the use made or proposed to be made of the property or the conduct of the business of the Company or (iii) such as would not reasonably be expected to result in a Material Adverse Effect. All properties (real and personal) held under lease by the Company and its subsidiaries are held by the Company and its subsidiaries under valid, subsisting and enforceable leases with only such exceptions as in the aggregate have not had and would not reasonably be expected to (A) materially interfere with the use made or proposed to be made of the properties or the conduct of the business of the Company or (B) result in a Material Adverse Effect.

(bb)           Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and would not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in compliance with all of its obligations with respect to each such permit and is not in violation of any of its permits, and no event has occurred that allows, or after notice or lapse of time (or both) would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus and except in each case as has not had and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Time of Sale Information and the Prospectus or as has not had and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(cc)            All disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with all applicable regulations, including but not limited to Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, and present fairly in all material respects the information shown therein and the Company’s basis for using such measures.

(dd)           The interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ee)           The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, (i) no material weakness has been identified in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting has been identified that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(ff)            The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised in a timely manner of (i) all known significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus,

there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated thereunder, and the statements contained in each such certification are complete and correct; the Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(gg)           The Company and, to the knowledge of the Company, the Company’s directors or executive officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(hh)           The Company has not, prior to the date hereof, made any offer or sale of securities that could be “integrated” for purposes of the Act with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A, Regulation D or Regulation S, each promulgated under the Act, other than shares of Common Stock used pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.

(ii)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”) or the U.K. Bribery Act of 2010, as amended, and the rules and regulations thereunder (the “U.K. Bribery Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act or the U.K. Bribery Act; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and the U.K. Bribery Act, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(jj)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria) (each a “Sanctioned Person”). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any Sanctioned Person. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Sanctioned Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(kk)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the foregoing is pending or, to the knowledge of the Company, threatened.

(ll)           Except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:  (i) no labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent and (ii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors.  The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries.  There is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries. Except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (I) neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, and (II) to the Company’s knowledge, (x) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (y) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(mm)           The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, except where such noncompliance with Environmental Laws, failure to receive required permits or failure to comply with the terms and conditions of such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.  Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(nn)           Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not, except as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and would not reasonably be expected to have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.  Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(oo)           The Company and each of its subsidiaries are insured by insurers that the Company has no reason to believe are not of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business  at a cost that would not reasonably be expected to have a Material Adverse Effect.

(pp)           The Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”), of which the Company or such subsidiary is a member.  No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(qq)           The Company acknowledges that (a) the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions.  The Company acknowledges that the Underwriter is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

(rr)           The Company and each of its subsidiaries complies, in all material respects, with its privacy policies and all third-party obligations and applicable laws regarding its collection, use, transfer, storage, protection, disposal and disclosure (as applicable) and its subsidiaries of personally identifiable information, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, and there has been no material unauthorized access to or other misuse of such information.

(ss)           Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(tt)           Except for such rights as have been duly exercised or waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares by the Company hereunder.

(uu)           Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company (and not a representation or warranty by the signing officer in his or her individual capacity), as to matters covered thereby, to the Underwriter.

The Company acknowledges that for purposes of the opinions to be delivered to the Underwriter pursuant to Section 9 of this Agreement, counsel to the Company and counsel to the Underwriter will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

7.           Expenses.  Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, (a) the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and any amendments and supplements thereto; (ii) [reserved]; (iii) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriter’s counsel relating thereto; (iv) the fees and expenses associated with listing, and maintaining the listing of, the Shares on the NYSE; and (v) all other fees, costs and expenses referred to in Item 13 of the Registration Statement.  Except as provided in clause (iii) of this Section 7, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.  In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(l) hereof, the Company agrees to reimburse the Underwriter as provided in Section 5(l).

8.           Indemnification and Contribution.

(a)           Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, the Underwriter’s affiliates that participate in the offering and sale of the Shares and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration

Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by the Underwriter expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law. This indemnification shall be in addition to any liability that the Company may otherwise have.

(b)           If any action or claim shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company, the Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Underwriter or the controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party(s), and the Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the indemnifying party(s), or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person (but the indemnifying party(s) shall not be liable for the fees and expenses of more than one counsel for the Underwriter and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final, non-appealable judgment against the Underwriter or any controlling person in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 8.

        (c)           The Underwriter agrees to indemnify and hold harmless the Company, itsdirectors and officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to the Underwriter, but only with respect to information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph, the Underwriter shall have the rights and duties given to the Company by Section 8(b) (except that if the Company shall have assumed the defense thereof, the  Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter’s expense), and the Company, its directors, officers and any such controlling persons, shall have the rights and duties given to the Underwriter by Section 8(b).

(d)           No indemnifying party will, without the prior written consent of the indemnified party(s), settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the indemnified party(s) or any person who controls the indemnified party(s) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party(s) and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

(e)           If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriter on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriter shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriter from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriter, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand, and the Underwriter on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(e) was determined by a pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount of the underwriting commissions received by the Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)           Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.           Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Shares hereunder is subject to the following conditions:

(a)           All filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b)           Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus, or the Time of Sale Information, no Material Adverse Effect shall have occurred or shall exist, which is not described in the Registration Statement, the Prospectus, or the Time of Sale Information, the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Prospectus, or the Time of Sale Information.

(c)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion and negative assurance letter of Scudder Law Firm, P.C., L.L.O., counsel to the Company, in the form and substance acceptable to counsel for the Underwriter.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon.

(d)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Kenneth Core, Vice President – Risk Management and General Counsel of the Company, in the form and substance acceptable to counsel for the Underwriter.

(e)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Morrison & Foerster LLP, as counsel for the Underwriter.

(f)           You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of BKD, LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

(g)           You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of KPMG LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

(h)           (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) to the knowledge of the Company, no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the Underwriter; and (iv) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(h) and in Section 9(b).

(i)           The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(j)           The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(k)           At or prior to the Closing Date, you shall have received the written Lock-Up Agreements substantially in the form attached as Exhibit A from each of the Company’s executive officers, directors and shareholders listed in Schedule II.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The obligation of the Underwriter to purchase Additional Shares hereunder is subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.           Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.           Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such termination shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

12.           Information Furnished by the Underwriter. The Company acknowledges that, in any Preliminary Prospectus and the Prospectus, (i) the name of the Underwriter appearing on the front and back cover pages, (ii) the name of the Underwriter appearing in the first paragraph under the caption “Underwriting,” and (iii) the language in the sections captioned “Price Stabilization, Short Positions and Penalty Bids” and “Electronic Distribution” under the caption “Underwriting”, constitute the only information furnished by you as such information is referred to in Sections 6(c), 6(e), 6(g) and 8 hereof.

13.           Miscellaneous.  Except as otherwise provided in Sections 4 and 11 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Company: Celadon Group, Inc. 9503 East 33rd Street Indianapolis, Indiana 46235 Attention: Kenneth Core Facsimile Number: (317) 890-8099

with a copy to: Scudder Law Firm, P.C., L.L.O. 411 South 13th Street, Second Floor Lincoln, Nebraska 68508 Attention: Mark A. Scudder, Esq. Facsimile Number: (402) 435-4239

(ii)
to the Underwriter:
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716
Attention:  John Critchlow
Facsimile Number: (727) 567-8247
with a copy to:

Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019
Attention: Anna T. Pinedo, Esq.
Facsimile Number: (212) 468-7900

     This Agreement has been and is made solely for the benefit of the Underwriter, the Company and its directors and officers.

14.           Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company and the Underwriter each hereby irrevocably waives any right it may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

15.           No Fiduciary Duty.  Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriter, on the other hand; (ii) the Underwriter has been retained solely to act as underwriter and is not acting as advisor, expert or otherwise, to the Company in connection with this offering, the sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company, on the one hand, and the Underwriter, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriter based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriter may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company for the Shares and such interests may differ from the interests of the Company, and the Underwriter has no obligation to disclose, or account to the Company for any benefit it may derive from such additional financial interests.  The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

Very truly yours, CELADON GROUP, INC.
By:	/s/ Paul Will
Name: Paul Will
Title: CEO

CONFIRMED as of the date first above mentioned.

RAYMOND JAMES & ASSOCIATES, INC.
By:	/s/ Justin Roman
Authorized Representative

SCHEDULE I

1.           Free writing prospectus included in Time of Sale Information

None.

2.           Other Information included in Time of Sale Information

The following information is also included in the Time of Sale Information

a.           None.

SCHEDULE II

Persons Subject to Lock-up

1.	Stephen Russell
2.	Catherine Langham
3.	Michael Miller
4.	Robert Long
5.	Paul Will
6.	Kenneth Core
7.	Jonathan Russell
8.	William E. Meek
9.	Michael Gabbei
10.	Leslie Tarble
11.	Bobby Peavler

SCHEDULE III

Significant Subsidiaries

1.	Celadon Trucking Service, Inc.
2.	Celadon Canada, Inc.
3.	Servicios de Transportacion Jaguar, S.A. de C.V.
4.	Quality Companies LLC
5.	Celadon Logistics Services, Inc.

Other Subsidiaries

1.	AR Management Services, Inc.
2.	Celadon E-Commerce, Inc.
3.	Celadon Mexicana, S.A. de C.V.
4.	Quality Equipment Leasing, LLC
5.	Celadon International Corp.
6.	Transportation Services Insurance Company, Inc.
7.	Servicios Corporativos Jaguar, S.C.
8.	Rock Leasing, Inc.
9.	Hyndman Transport (1972) Limited
10.	TCI Logistics, Inc.
11.	Osborn Transportation, Inc.
12.	Eagle Logistics Services Inc.
13.	A&S Services Group, LLC
14.	Taylor Express, Inc.
15.	Celadon Realty, LLC
16.	Celadon Canada Holdings, Limited
17.	Vorbas, LLC
18.	Bee Line, Inc.
19.	A&S Kinard Logistics, LLC
20.	Quality Drivers, LLC
21.	Stinger Logistics, Inc.
22.	Strategic Leasing, Inc.
23.	Leasing Servicios, S.A. de C.V.
24.	Quality Insurance, LLC
25.	Quality Business Services, LLC

Listed above are certain consolidated directly or indirectly owned Celadon Group, Inc. subsidiaries included in the consolidated financial statements of Celadon Group, Inc. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

EXHIBIT A

Form of Lock-up Agreement

May __, 2015

CELADON GROUP, INC.
9503 East 33rd Street
Indianapolis, IN 46235

RAYMOND JAMES & ASSOCIATES, INC.
880 Carillon Parkway
St. Petersburg, FL 33716

Re:           Celadon Group, Inc. (the “Company”) - Restriction on Stock Sales

Dear Sirs:

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, and Raymond James & Associates, Inc., the underwriter (the “Underwriter”). Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriter intends to effect a public offering of Common Stock, par value $0.033 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-3, File No. 333-203140 (the “Registration Statement”), initially filed with the Securities and Exchange Commission on March 31, 2015, as amended (the “Offering”).  Terms used herein, but not defined, shall have the meaning ascribed to them in the Underwriting Agreement.

The undersigned recognizes that it is in the best financial interests of the undersigned, as an executive officer or director, or an owner of Common Stock, options, warrants, performance units or other securities convertible into or exchangeable for Common Stock of the Company (the “Company Securities”), that the undersigned not sell Company Securities in the public market for a reasonable period following the Offering.

 The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriter that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

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Therefore, as an inducement to the Underwriter to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not, without the prior written consent of the Underwriter, (1) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period commencing on the date hereof and ending 60 days after the date of the Underwriting Agreement, inclusive (the “Lock-Up Period”), (2) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s Disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, (3) otherwise participate as a selling securityholder in any manner in any registration of Lock-Up Shares effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period, or (4) engage in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder,  and such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

(1)
any transfer of Lock-Up Shares to a family member, trust, or entity in which more than fifty percent of the voting interests are owned by you or your immediate family members (as defined in Section A.1(a)(5) of the General Instructions S-8 under the Act);

(2)	any bona fide gift;

(3)	any transfer of Lock-Up Shares by will or intestate succession;

(4)	any transfer of Lock-Up Shares solely to cover applicable withholding taxes due upon the vesting of stock-based awards under the Company’s equity compensation plans;

(5)	the conversion or exchange of convertible or exchangeable Company Securities outstanding as of the date of this letter agreement;

(6)	the forfeiture or surrender to the Company of Shares for failure to achieve vesting requirements associated with such Shares;

(7)	the exercise of one or more options to purchase Shares for cash or by transferring

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or forfeiting Shares to the Company, and the transfer or forfeiture to the Company of the portion of Shares acquired upon such exercise (or otherwise held by the undersigned) necessary to cover the tax liability resulting from such exercise;

(8)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Shares; or

(9)	the transfer of Lock-Up Shares pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act prior to the date of this letter agreement;

provided that in the case of any transfer, gift or other disposition pursuant to (1) or (2), the transferee, trust, donee or other recipient agrees to be bound in writing by the terms of this letter agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than required filings under Section 16(a) and Section 13(d) or 13(g) of the Exchange Act and any filings made after the expiration of the Lock-Up Period).

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,
By:
Print Name:

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Return to Form 8-K